UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2013

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, any factual matters, claims or counterclaims related to any litigation, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industries, the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations.

Item 1.01 Entry into a Material Definitive Agreement.

Acquired Sales Corp., a Nevada corporation (the “Company”) and privately held and unrelated limited liability company Drumright Group, LLC (“Drumright”), executed and delivered a Stock Purchase Agreement on January 12, 2013 (the “SPA”).  The principal terms of the SPA were as follows: (i) the Company would sell its subsidiary Cogility Software Corporation (“Cogility”) to Drumright; (ii)  the Company would receive three cash payments: an amount equal to $4,000,000 less the aggregate liabilities of Cogility on the closing date; $1,500,000 on the six month anniversary of the closing date subject to a possible delay as set forth in the Agreement; and $1,500,000 on the one year anniversary of the closing date; (iii) the Company would be responsible for all expenses of Cogility and the Company would collect all accounts receivable in regard to work completed by Cogility, through January 31, 2013, with expenses and revenue transitioning to Drumright thereafter; (iv) prior to the closing of the SPA, Cogility would assign to the Company’s subsidiary Defense & Security Technology Group, Inc. ("DSTG"), a contract to create so-called "legal analytics" software and, as a result, the "legal analytics" software contract would remain an asset of the Company (through its wholly owned subsidiary DSTG) and a part of the Company’s continued business operations.

The SPA contained customary and usual representations and warranties of the parties, along with various covenants to be observed and conditions to the obligations of each to close the SPA.

The SPA does not require and is not expected to result in any change of the Company’s board of directors or officers. The SPA does not require the issuance of any of the Company’s securities. The SPA does not require and is not expected to result in any change of control of the Company.  Pursuant to Nevada law, as interpreted by the Company, the sale of Cogility does not require the vote or approval of the Company’s stockholders because it does not constitute the sale of all of the Company’s assets.

A copy of the SPA is attached hereto and incorporated herein by reference.  See Item 9.01, and as amended.  The foregoing summary is modified in its entirety by such reference.

The SPA is intended to close on February 11, 2013.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item as a result of the closing of the SPA will be filed with the Securities and Exchange Commission at or near the closing date.

Item 9.01 Financial Statements and Exhibits.

The information required by this Item as a result of the closing of the SPA will be filed with the Securities and Exchange Commission at or near the closing date.

Exhibit No.	Exhibit Description
10.25	Stock Purchase Agreement dated January 11, 2013
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer
Dated: January 16, 2013